Exhibit 10.1

FIRST AMENDMENT TO CREDIT AND SECURITYAGREEMENT

This First Amendment to Credit Agreement is entered into as of April 5, 2011, by and between RealD Inc., a Delaware corporation (“Borrower”) and City National Bank, a national banking association (“CNB”).

RECITALS

A.          Borrower and CNB are parties to that certain Credit and Security Agreement, dated as of June 24, 2010, (the Credit and Security Agreement, as herein amended, hereinafter the “Credit Agreement”).

B.           Borrower and CNB desire to supplement and amend the Credit Agreement as hereinafter set forth.

NOW, THEREFORE, the parties agree as follows:

1.             Definitions. Capitalized terms used in this Amendment without definition shall have the meanings set forth in the Credit Agreement.

2.             Amendments. The Credit Agreement is amended as follows:

2.1           Section 1.34 of the Credit Agreement is amended in its entirety to provide as follows:

“1.34       ‘Revolving Credit Commitment’ means CNB’s commitment to make the Revolving Credit Loans in the aggregate principal amount outstanding at any one time of up to Fifty Million Dollars ($50,000,000.00) up to and including December 31, 2011 and Twenty Five Million Dollars ($25,000,000.00) thereafter.”

2.2           Section 6.10.2 of the Credit Agreement is amended in its entirety to provide as follows:

“6.10.2  A ratio of Debt to EBITDA of not more than 1.25 to 1.00 at all times through December 31, 2011 and 1.00 to 1.00 at all times thereafter, with the measurements of EBITDA and Debt based on the trailing twelve months.”

3.             Existing Agreement. Except as expressly amended herein, the Credit. Agreement shall remain in full force and effect, and in all other respects is affirmed.

4.             Conditions Precedent. This Amendment shall become effective upon the fulfillment of all of the following conditions to CNB’s satisfaction:

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4.1           CNB shall have received this Amendment duly executed by Borrower;

4.2           CNB shall have received a separate Continuing Guaranty executed by each of the Guarantors guarantying repayment of all Obligations of Borrower to CNB; and

4.3           CNB shall have received an upfront fee of $25,000.00.

5.             Counterparts. This Amendment may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

6.             Governing Law. This Amendment and the rights and obligations of the parties hereto shall be construed in accordance with, and governed by the laws of the State of California.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

“Borrower”	RealD Inc., a Delaware corporation

	By:	/s/ Michael V. Lewis
Michael V. Lewis, Chairman and CEO

“CNB”	City National Bank, a national
banking association

	By:	/s/ Garen Papazyan
Garen Papazyan, Vice President